Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of DCR Tech Group Ltd and its subsidiaries (the “Company”) of our report dated September 30, 2025, relating to our audit of the consolidated financial statements of the Company as of and for the year ended June 30, 2025, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC

Houston, Texas

April 2, 2026